UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2009

GOLDEN POND HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33798	26-0183099
(Commission File Number)	(IRS Employer Identification Number)

1120 Post Road, 3rd Floor

Darien, CT 06820

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 202-3850

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 10, 2009, Golden Pond Healthcare, Inc. (the “Company”) received notice from the staff of the NYSE Alternext US LLC (the “Exchange”), which was formerly known as the American Stock Exchange, indicating that the Company no longer complies with certain of the Exchange’s continued listing standards due to its failure to hold an annual meeting of its stockholders in 2008 to elect directors and to take action on any other appropriate corporate matters, as set forth in Section 704 of the Exchange’s Company Guide (the “Company Guide”).

In order to maintain its listing on the Exchange, the Company will be required to submit a plan of compliance to the Exchange by March 10, 2009, advising the Exchange of the actions the Company has taken, or will take, that would bring it into compliance with Section 704 of the Company Guide by August 11, 2009 (the “Plan”). If the Company does not submit a Plan or if the Plan is not accepted by the Exchange, the Company may be subject to delisting proceedings. If the Exchange accepts the Plan, then the Company will be able to continue its listing during the Plan period, during which time the Company will be subject to periodic review to determine whether it is making progress consistent with the Plan. If the Company fails to submit a Plan acceptable to the Exchange, or even if accepted, if the Company is not in compliance with the continued listing standards at the conclusion of the Plan period or the Company does not make progress consistent with the Plan during such period, then the Exchange would be expected to initiate delisting proceedings. It is the Company’s intention to submit the Plan by March 10, 2009.

The Company was further advised that within five days of the date of the notice from the Exchange, the Company will be included in a list of issuers that are not in compliance with the Exchange’s continued listing standards, which is posted at www.nyse.com/regulation and includes the specific listing standards with which a company does not comply.

The Company’s common stock, warrants and units continue to trade on the Exchange. The Exchange has advised the Company that the Exchange is utilizing the financial status indicator fields in the Consolidated Tape Association’s Consolidated Tape System and Consolidated Quote Systems Low Speed and High Speed Tapes to identify companies that are in noncompliance with the Exchange’s continued listing standards. Accordingly, the Company will become subject to the trading symbol extension “.BC” to denote such noncompliance.

A copy of the Press Release, dated February 17, 2009, issued by the Company pursuant to Section 402 of the Company Guide that discloses the foregoing is annexed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits.

Exhibit 99.1 — Press Release dated February 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN POND HEALTHCARE, INC.

Date: February 17, 2009	By:	/s/ Stephen F. Wiggins

Stephen F. Wiggins
Chairman and President

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